Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     CASCADE FINANCIAL CORPORATION
------------------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

                     CASCADE FINANCIAL CORPORATION
------------------------------------------------------------------------------
              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No filing fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
                              N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
                              N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
                             N/A
------------------------------------------------------------------------------
(3)  Filing party:
                             N/A
------------------------------------------------------------------------------
(4)  Date filed:
                             N/A
------------------------------------------------------------------------------

                        September 22, 1999

Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders of Cascade Financial Corporation, to be held at the Corporation's main office, 2828 Colby Avenue, Everett, Washington on Saturday, October 23, 1999 at 10:00 a.m.

       The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation as well as a representative from the Corporation's independent accounting firm, KPMG, LLP, will be present to respond to appropriate questions of stockholders.

       Detailed information concerning our activities and operating performance during our fiscal year ended June 30, 1999 is contained in the enclosed Annual Report to Stockholders.

       To ensure proper representation of your shares at the meeting, the Board of Directors requests that you sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

       We look forward to seeing you at the meeting.

                                        Sincerely,

                                        \s\Frank M. McCord

                                        FRANK M. McCORD
                                        Chairman of the Board and
                                        Chief Executive Officer

                      CASCADE FINANCIAL CORPORATION
                            2828 Colby Avenue
                        Everett, Washington 98201
                             (425) 339-5500

------------------------------------------------------------------------------
                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held On October 23, 1999
------------------------------------------------------------------------------

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cascade Financial Corporation ("Corporation") will be held at the Corporation's main office located at 2828 Colby Avenue, Everett, Washington on Saturday, October 23, 1999 at 10:00 a.m., for the following purposes:

             1.  To elect four directors to serve for a term of three years;

             2. The approval of a proposal to increase the number of shares reserved for issuance under the Corporation's 1997 Stock Option Plan; and

             3. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

       NOTE: The Board of Directors is not aware of any other business to come before the meeting.

       Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Pursuant to the Bylaws, the Board of Directors has fixed the close of business on August 27, 1999, as the record date for determination of the stockholders entitled to vote at the meeting and any adjournments thereof.

       Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  \s\Russell E. Rosendal

                                  RUSSELL E. ROSENDAL
                                  Secretary

Everett, Washington
September 22, 1999

-----------------------------------------------------------------------------
IMPORTANT: The prompt return of proxies will save your corporation the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.
-----------------------------------------------------------------------------

                           PROXY STATEMENT
                                 OF
                     CASCADE FINANCIAL CORPORATION
                           2828 Colby Avenue
                       Everett, Washington  98201

------------------------------------------------------------------------------
                     ANNUAL MEETING OF STOCKHOLDERS
                            October 23, 1999
------------------------------------------------------------------------------

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cascade Financial Corporation ("Corporation") to be used at the Annual Meeting of Stockholders of the Corporation. The Annual Meeting will be held at the Corporation's main office located at 2828 Colby Avenue, Everett, Washington, on Saturday, October 23, 1999 at 10:00 a.m. The Corporation is the holding company for Cascade Bank ("Cascade" or the "Bank"). This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about September 22, 1999.

------------------------------------------------------------------------------
                        VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

       Stockholders Entitled to Vote. Stockholders of record as of the close of business on August 27, 1999 are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. As of August 27, 1999, the Corporation had 5,462,302 shares of Common Stock issued and outstanding.

       Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present for purposes of determining whether a quorum is present.

       Voting. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a stockholder of record attends the Annual Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director and FOR the approval of the proposal to increase the shares reserved for issuance under the Corporation's 1997 Stock Option Plan.

       The four directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non- votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

       With respect to the vote on the proposal to increase the number of shares reserved for issuance under the Corporation's 1997 Stock Option Plan, stockholders may vote for or against the proposal or may abstain from voting. This proposal requires the affirmative vote of a majority of the outstanding shares of the Corporation's Common Stock present in person or by proxy at the Meeting and entitled to vote. Abstentions and broker non-votes, therefore, will have no effect on its outcome.

       Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

       Participants in the Cascade Financial Corporation ESOP. If a stockholder is a participant in the Cascade Financial Corporation, Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees.

------------------------------------------------------------------------------
       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

       Persons and groups who beneficially own more than 5% of the Corporation's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of August 27, 1999, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock.

       The following table sets forth, as of August 27, 1999, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each of the executive officers named in the Summary Compensation Table found below (the "named executive officers") and (c) by all executive officers and directors of the Corporation as a group.

                                   Amount and Nature of      Percent of Shares
Name                               Beneficial Ownership(a)      Outstanding
----                               -----------------------      -----------

Beneficial Owners of More Than 5%
Arthur W. Skotdal                        320,525(b)                  5.9%
Andrew Skotdal
Craig G. Skotdal
c/o Douglas A. Schafer
 Schafer Law Firm
 P.O. Box 1134
 Tacoma, WA  98401

Frank M. McCord                          297,227                     5.5
2828 Colby Avenue
Everett, WA 98201

Directors
Paull H. Shin                             12,206                       *
Janice Halladay                            6,230                       *
Dwayne Lane                               35,099                       *
Gary L. Meisner                           14,062                       *
David W. Duce                             25,194                       *
G. Brandt Westover                        20,450                       *
Dennis R. Murphy                          27,901                       *
Ronald E. Thompson                        39,919                       *
Henry Robinett                            31,500                       *
David O'Connor                            85,406                     1.6

                    (table continued on following page)

                                   Amount and Nature of      Percent of Shares
Name                               Beneficial Ownership(a)       Outstanding
----                               ----------------------    ----------------

Named Executive Officers
Frank M. McCord**                        297,227                     5.5%
C. Fredrick Safstrom**                   108,960                     2.0
Robert G. Disotell**                      91,788                     1.7
Steven R. Erickson                        19,327                       *
James J. Palm                              6,881                       *

All Executive Officers  and Directors
   as a Group (19 persons)               919,005                    46.8
----------------
*     Less than 1%.
** Also a director of the Corporation and the Bank. Effective December 31, 1998, Mr. Disotell resigned as a director of the Corporation.
(a) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Corporation's ESOP as of June 30, 1999, as to which the holders have voting power but not investment power, are included as follows: Mr. McCord, 8,742 shares; Mr. Safstrom, 6,480 shares; Mr. Disotell, 6,348 shares; Mr. Palm, 542 shares; Mr. Erickson, 10,291; all executive officers and directors as a group, 377,192 shares. Does not include 103,326 shares held under Cascade Bank's 401(k) Plan, for which Messrs. McCord and Safstrom act as trustees. The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of August 27, 1999 through the exercise of stock options granted pursuant to the Corporation's stock option plans: Mr. Shin, 9,155; Ms. Halladay, 1,465; Mr. Lane, 7,324; Mr. Meisner, 7,324; Mr. Duce, 3,742; Mr. Westover, 7,497; Mr. Murphy, 13,909; Mr. Thompson, 13,909; Mr. Robinett, 4,945; Mr. O'Connor, 4,945;
      Mr. McCord, 78,670; Mr. Safstrom, 69,141; Mr. Disotell,64,373; Mr. Palm, 4,922; Mr. Erickson, 10,291; Mr. Little, 33,241; Mr. Rosendal,40,774;
      Ms. Wildauer, 1,563; and all executive officers and directors as a group, 377,190.
(b) Information concerning the shares owned by the Skotdals was obtained from an amended Schedule 13D dated March 6, 1998. According to this filing, Arthur Skotdal has sole voting and dispositive power with respect to 115,496 shares and shared voting and dispositive power with respect to 205,029 shares, Andrew Skotdal has shared voting and dispositive power with respect to 99,650 shares and Craig Skotdal has shared voting and dispositive power with respect to 105,379 shares.

------------------------------------------------------------------------------
                   PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

       The Corporation's Board of Directors currently consists of twelve members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each
year.   On December 31, 1999, Director Robert G. Disotell resigned and the
Board appointed Janice Halladay to succeed Mr. Disotell. Additionally, on December 31, 1999, Director Joan M. Earl resigned and the Board of Directors determined to decrease the number of Board members from thirteen to twelve.

       The Nominating Committee has nominated for election as directors Messrs. Frank M. McCord, C. Fredrick Safstrom, David W. Duce and David O'Connor each for a three year term. All nominees currently serve as members of the Boards of Directors of the Corporation and the Bank.

       It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE CORPORATION.

       The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

                                                          Year First
                                       Positions          Elected or
                                       Held With          Appointed    Term to
Name                     Age(a)      the Corporation      Director (b) Expire
----                    ------       ---------------      ------------ -------

                          BOARD NOMINEES

Frank M. McCord          69    Chairman of the Board, Chief    1986   2002(c)
                               Executive Officer and Director

C. Fredrick Safstrom     45    President, Chief Operating
                               Officer and Director            1990   2002(c)

David W. Duce            39    Vice Chairman of the Board      1991   2002(c)

David O'Connor           54    Director                        1997   2002(c)

                          DIRECTORS CONTINUING IN OFFICE

Dwayne Lane              64    Director                        1995   2000

G. Brandt Westover       39    Director                        1986   2000

Dennis R. Murphy         57    Vice Chairman of the Board      1991   2000

Ronald E. Thompson       50    Director                        1991   2000

Janice Halladay          55    Director                        1999   2001

Paull H. Shin            63    Director                        1995   2001

Gary L. Meisner          63    Director                        1995   2001

Henry Robinett           68    Director                        1997   2001

--------------
(a)    At June 30, 1999.
(b)    Includes prior service on the Board of Directors of the Bank.
(c)    Assuming the individuals are reelected at the Annual Meeting.

       The principal occupation of each director of the Corporation is set forth below. All of the directors reside in Everett and have held their present position for at least five years unless otherwise stated.

       FRANK M. MCCORD, C.P.A., became Chairman of the Board of Directors, President and Chief Executive Officer of the Bank in 1990. Mr. McCord was the Managing Partner of the KPMG Peat Marwick LLP, Seattle, Washington office until his retirement in 1986. In addition to his responsibilities to the Corporation, Mr. McCord is a Director and past Chairman of the Everett Area Chamber of Commerce and is a Director of the Everett Performing Arts Association. Mr. McCord has previously served as President of the Evergreen Area Council of Boy Scouts of America, Treasurer of the United Way of King County, Campaign Chairman of United Way of Snohomish County, Trustee of Seattle University, a Fellow of Seattle Pacific University, Treasurer of the Washington Society of Certified Public Accountants, Director of the Everett Rotary Club, and a Director of the Seattle Chamber of Commerce.

       C. FREDRICK SAFSTROM is the Bank's President and Chief Operating Officer. He has served Cascade in a variety of managerial positions with increasing responsibilities since 1976. Mr. Safstrom is a trustee and treasurer of Seattle Pacific University, chairman-elect of the Snohomish County YMCA, past-president and director of the Everett Public Schools Foundation, director and treasurer of Housing Hope, director of the Snohomish County Investment Plan Corporation, and a member of the Everett Rotary.

       DAVID W. DUCE is a practicing attorney with Duce, Bastian, Peterson and Zielke in Everett, Washington. He is the vice-chairman of the Professional Negligence Section of the Washington State Trial Lawyers Association. Mr. Duce has also served as a volunteer attorney at Snohomish County Legal Services, a Bishop in the Church of Jesus Christ Latter Day Saints, and a former member of Senator Henry M. Jackson's Washington, D.C. staff.

       DAVID O'CONNOR is Co-Owner of Mobile Country Club in Everett Washington, and was a founding director of American First National Bank. Mr. O'Connor was Co-Owner of O'Connor & Oehler Construction Inc. from 1974 to 1996 and continues in his development business. Mr. O'Connor is a member of the Manufactured Housing Communities of Washington. Mr. O'Connor resides in Arlington, Washington.

       DWAYNE LANE is the owner of three automobile dealerships in Everett and Arlington, Washington. Mr. Lane, an Everett native, is active in community affairs. Mr. Lane served 12 years as an Everett Port Commissioner and was a board member for Olympic Bank and Providence Hospital.

       G. BRANDT WESTOVER is a Corporate Vice President and Branch Manager for PaineWebber Inc. in Bellevue, Washington, a position he has held since 1996. From 1993 to 1996, Mr. Westover was a Vice President/Investments with
PaineWebber in Seattle, Washington.   Mr. Westover was recently elected to the
Board of Trustees for the University of Washington Alumni Association. He is also active with the Juvenile Diabetes Association. Mr. Westover is a resident of Bellevue, Washington.

       DENNIS R. MURPHY, Ph.D., is Dean of the College of Business and Economics and Professor of Economics at Western Washington University, Bellingham, Washington. He serves on the boards of the Northwest Medical Bureau, the PACE Foundation, Jr. Achievement, and the Whatcom Chamber of Commerce and Industry. He is Past-President of the United Way of Whatcom County and the Bellingham Rotary. Dr. Murphy was elected Vice-Chairman of the Corporation in July 1998. He is a resident of Bellingham, Washington.

       RONALD E. THOMPSON is the President of WRE Commercial and Property Management, Inc., Everett, Washington, a real estate sales and property management company. He is a past president of the Snohomish County-Camano Association of Realtors, a current State director of the Washington Association of Realtors, member of the Everett Rotary Club, and serves on the Board of Directors for the Mt. Baker Council Boy Scouts of America.

       JANICE HALLADAY is employed by Moss Adams LLP in Everett, Washington. She was previously employed by Pioneer Bank, Lynnwood, Washington, as Senior Vice President. Ms. Halladay is currently a member of the Board of Directors of the Northwest Service Area of the Providence Health System and also serves on the Board of Trustees for Deaconess Children's Services. She is a resident of Everett, Washington.

       PAULL H. SHIN, Ph.D., is a Washington State Senator and a retired Professor of History at Shoreline Community College, Seattle, Washington. Dr. Shin is Chairman of Transpacific Telecommunications, Inc. and a board member of the Snohomish County United Way, and the YMCA. Dr. Shin is a resident of Edmonds, Washington.

       GARY L. MEISNER is President of Clearview Management, Inc., a management and investment services company in Everett, Washington. From 1978 to December 1996, Mr. Meisner served as President of the Small Business Center, Inc., a firm that provided accounting, tax preparation and insurance services to individuals and small businesses in Everett and Seattle, Washington. Prior to this position, Mr. Meisner spent 14 years in commercial and consumer banking. Mr. Meisner is a graduate of Wayne State College and the Pacific Coast Banking School. Mr. Meisner is active in community affairs.

       HENRY ROBINETT is general partner of Boyden, Robinett & Assoc. L.P. and was a founding director of American First National Bank in 1984. Mr. Robinett is active in real estate development in Snohomish County and is very involved in community activities. Mr. Robinett resides in Snohomish, Washington.

Meetings and Committees of the Board of Directors

       The Board of Directors of the Corporation and the Bank conduct their business through meetings of the Board and through their committees. During the fiscal year ended June 30, 1999, the Board of Directors of the Corporation and the Bank held six meetings. No director of the Corporation or the Bank attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

       The Board of Directors of the Corporation and the Bank has an Executive Committee consisting of Messrs. McCord, O'Connor, Robinett, Safstrom, Thompson and Westover. This committee primarily serves as a large loan review committee but also has the authority to generally act for the full board.
This committee meets as necessary and met 25 times during the 1999 fiscal year.

       The Board of Directors of the Corporation and the Bank has an Audit and Finance Committee consisting of Messrs. Murphy (Chairman), Robinett, Meisner and Thompson. The purpose of the committee is to provide direction and oversight to the Internal Audit Department and bears responsibility for the audit function and reviews the examination of the Bank by federal and state regulatory authorities and the audit by the independent auditing firm. The Audit and Finance Committee meets at least quarterly and met eight times during the 1999 fiscal year.

       The Board of Directors of the Corporation and the Bank has a Compensation and Personnel Committee consisting of Messrs. Duce (Chairman), Lane, Shin and Halladay, all of whom are outside directors. This committee is responsible for reviewing the compensation policies of the Corporation and the Bank, approving compensation of executive officers, and recommending the granting of stock options. The committee met eight times during the 1999 fiscal year.

       In connection with the Annual Meeting and selection of the nominees for election as directors, the Board of Directors of the Corporation acts as a nominating committee for selecting the nominees for election as directors.
The Board of Directors of the Corporation held one meeting in its capacity as the nominating committee during fiscal 1999 in order to nominate the individuals for election at the Annual Meeting.

Directors' Compensation

       During fiscal 1999, outside members of the Board of Directors received a retainer of $7,500. In addition, outside members of the executive committee received a retainer of $2,000 plus 150 shares of Common Stock in fiscal 1999. Committee chairmen also received $3,000 plus 150 shares of Common Stock in fiscal 1999 instead of per meeting fees. Other members of the board received in fiscal 1999 a fee of $200 for each committee meeting attended other than on a day of a regular board meeting.

       A Director bonus program was started during fiscal 1999. Under the program, outside directors qualify for a bonus equally to 1% of the executive management pool. Payments under the program will be made in fiscal 2000.

------------------------------------------------------------------------------
                        EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

       The following information is furnished for the Chief Executive Officer of the Corporation for the year ended June 30, 1999 and those executive officers of the Corporation who received salary and bonus in excess of $100,000 during the year ended June 30, 1999.



                                                                           Long-Term
                                                                         Compensation
                                           Annual Compensation              Awards
                                    ------------------------------------    ------
Name and                  Fiscal                          Other Annual     Number of         All Other
Principal Position         Year     Salary       Bonus   Compensation(1)    Options       Compensation(2)
------------------         ----     ------       -----   ---------------    -------       ---------------
Frank M. McCord            1999    $130,548     $31,180        --             --              $11,365
 Chief Executive Officer   1998     118,680      25,286        --             --                6,720
                           1997     118,680      48,368        --             --                4,994

C. Fredrick Safstrom       1999      91,300      24,187        --         12,500               13,055
 President                 1998      83,016      19,453        --             --               13,459
                           1997      83,016      38,826        --             --                9,246

Robert G. Disotell         1999      83,016      30,140        --          3,750               13,478
 Executive Vice President  1998      83,016      36,109        --             --                8,919
                           1997      83,016      30,780        --             --                8,025

Steven R. Erickson (3)     1999      70,000      35,010        --          7,500                9,345
 Executive Vice President  1998      60,000       6,215        --          3,906                3,759
                           1997      60,000      56,344        --             --                4,269

James J. Palm (3)          1999      66,750     152,291        --          6,250               13,485
 Executive Vice President  1998      51,600      95,069        --         10,938                4,827
                           1997      32,250      15,660        --         13,672                   --
---------------
(1)     Does not include perquisites which did not exceed $50,000 or 10% of salary and bonus.
(2)     All Other Compensation for fiscal year 1999 includes the following:  for Mr. McCord, employer contribution to 401(k) Plan of $3,579 and ESOP contribution of $7,786; for Mr. Safstrom, cash distribution of accrued leave of $4,740 pursuant to executive's election, employer contribution to 401(k) Plan of $2,574 and ESOP contribution of $5,741, and employer contribution to employee stock purchase plan of $1,271; for Mr. Disotell, cash distribution of accrued leave of $4,789 pursuant to executive's election, employer contribution to 401(k) Plan of $2,949, and ESOP contribution of $5,740; for Mr. Erickson, employer contribution to 401(k) Plan of $2,541 and ESOP contribution of $5,189; for Mr. Palm, employer contribution to 401(k) Plan of $4,000, ESOP contribution of $7,786, and  and employer contribution to employee stock purchase plan of $529.
(3)     Messrs. Erickson and Palm became executive officers of the Corporation during fiscal 1999.

                                                          -7-


Option Grants Table

      The following table sets forth information concerning the grant of stock options to the named executive officers during the fiscal year ended June 30, 1999.  Mr. McCord did not receive any stock options in fiscal 1999.
                                      Individual Grants
                         -------------------------------------------------     Potential Realizable Value
                         Number of    Percent of                               at Assumed Annual Rates of
                        Securities    Total Options                            Stock Price Appreciation
                        Underlying    Granted to     Exercise                      for Option Term(2)
                         Options      Employees in     Price    Expiration     --------------------------
       Name              Granted(1)   Fiscal Year     ($/sh)      Date                   5%         10%
--------------------     ----------   -----------     ------     ------               --------   --------
C. Fredrick Safstrom     12,500          10.15%       $11.90       7/21/08            $271,500   $412,625

Robert G. Disotell        3,750           3.05         11.90       7/21/08              81,450    123,788

Steven R. Erickson        7,500           6.09          9.90       7/21/08             162,900    247,575

James J. Palm             6,250           5.08          9.90       7/21/08             135,750    206,313
----------------
(1)    Options granted vest at the rate of 20 percent per annum, after the second year of grant.  Options will become immediately exercisable in the event of a change in control of the Corporation.
       Option was granted under the Corporation's 1997 Stock Option Plan and has an exercise price equal to the fair market value of the Common Stock on the date of grant.  The indicated options for
       Messrs. Safstrom and Disotell were granted on July 21, 1998. The options for Messrs. Erickson and
       Palm were priced in September 1998.
(2)    The dollar gains under these columns result from calculations required by the Securities and
       Exchange Commission's ("SEC") rules and are not intended to forecast future price appreciation of the Common Stock of the Corporation.  It is important to note that options have value to the listed executive only if the stock price increases above the exercise price shown in the table during the effective option period.  In order for the listed executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Corporation's
       Common Stock would be approximately $21.72 and $33.01, respectively, as of the expiration date of the options.

Option Exercise/Value Table

       The following table sets forth information with respect to options exercised during the fiscal year ended June 30, 1999 and remaining unexercised at the end of the fiscal year for the named executive officers.

                                                                                 Value of Unexercised
                      Number of                     Number of Securities         In-the-Money Options
                        Shares                Underlying Unexercised Options     at Fiscal Year End(1)
                     Acquired on    Value     ------------------------------  ---------------------------
Name                   Exercise     Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
----                   --------     --------    -----------   -------------   -----------   -------------
Frank M. McCord         2,000       $ 25,000      78,670             --       $1,002,256       $    --
C. Fredrick Safstrom       --             --      69,141         12,500          880,856        26,250
Robert G. Disotell         --             --      64,373          3,750          820,112         7,875
Steven R. Erickson     10,700        167,125       9,509         14,336          111,204        77,850
James J. Palm              --             --       2,734         28,125           17,279       163,881
------------------
(1)  The value of unexercised in-the-money options is calculated using a fair market value of $14.00 as of June 30, 1999, based on the last known trade on or before such date.  Options have been adjusted for stock dividends.


     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy

Statement, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings.

Report of the Compensation and Personnel Committee

       Under rules established by the SEC, the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chief Executive Officer and other executive officers of the Bank and Corporation. The Compensation and Personnel Committee's duties are to establish and administer policies that govern executive compensation for the Corporation. The Committee evaluates the individual performance of the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and other senior level officers and reviews compensation policies for all senior management. The Committee receives input from the Chief Executive Officer on the other two executive officers' performance and has final authority to set individual compensation levels.

       The executive compensation policies of the Corporation are designed to reflect the attainment of short and long-term financial performance goals and to enhance the ability of the Corporation to attract and retain qualified executive officers. The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives. These factors include the performance of the Corporation overall, the responsibilities assigned to each executive, and the performance of each executive in their assigned areas of responsibilities.

       Base salary. The Corporation's compensation plan involves a combination of salary and cash bonuses tied to short-term performance. Salary levels are designed to be competitive within the banking industry based on a peer group analysis of Washington State financial institutions. Specifically, the Committee reviews the Washington Savings League's compensation report on senior banking executives. Given the Corporation's performance and size, the Committee concluded that the base salaries of the reviewed executive officers will remain unchanged for fiscal 2000.

       Bonus program. An incentive bonus plan is in effect for the executive officers of the Corporation that is designed to compensate for performance. The plan provides for a bonus pool to be shared by the Chief Executive Officer, President, Chief Financial Officer, and the Marketing Director, who was added in fiscal 1999, based on net earnings of the Corporation above predetermined annual targets. For the year ended June 30, 1998 the bonus pool was $81,750 and for the year ended June 30, 1999 the bonus pool was $132,000. Bonuses for the year ended June 30, 1999 will be allocated and paid in quarterly installments beginning in October 1999. Percentages are allocated among the executive officers participating in the pool based on the Committee's evaluation of individual performance and responsibilities.

       Option grants. The Committee selects employees who will receive stock options and determines the number to be granted. Stock option grants are designed to provide long-term incentives for key employees. The Committee grants options throughout each year. The Committee granted options to purchase 12,500, 6,250 and 5,000 shares to the President, Chief Financial Officer, and Marketing Director, respectively, during fiscal 1999. These grants were made at current market prices under the rules of the 1997 Stock Option Plan.

       Compensation of the Chief Executive Officer and Named Executive Officers. For the year ended June 30, 1999, the base salary of Frank M. McCord, Chairman and Chief Executive Officer of the Bank and Cascade Financial Corporation was $130,548. In addition he received $31,180 in deferred bonuses for the fiscal year ended June 30, 1998. He was also credited with $11,365 in compensation relating to his 401(k) and ESOP accounts. Mr. McCord's performance bonus reflected the attainment of the specific performance criteria for the 1998 fiscal year established by the Compensation and Personnel Committee. The Committee believes that Mr. McCord's compensation is appropriate based on the Corporation's overall performance.

       For the year ended June 30, 1999, the base salary of C. Fredrick Safstrom, President of the Bank and Cascade Financial Corporation was $91,300. In addition he received $24,187 in deferred bonuses for the fiscal year ended June 30, 1998. He was also credited with $13,055 in compensation relating to his 401(k), ESOP accounts, and a cash distribution of accrued leave. Mr. Safstrom's performance bonus reflected the attainment of the specific performance criteria for the 1998 fiscal year established by the Compensation and Personnel Committee. The Committee believes that Mr. Safstrom's compensation is appropriate based on the Corporation's overall performance.

       For the year ended June 30, 1999, the base salary of Robert G. Disotell, Executive Vice President of the Bank and Cascade Financial Corporation was $83,016. In addition he received $30,140 in deferred bonuses for the fiscal year ended June 30, 1998. He was also credited with $13,478 in compensation relating to his 401(k) and ESOP accounts, and a cash distribution for accrued leave. Mr. Disotell's performance bonus reflected the attainment of the specific performance criteria for the 1998 fiscal year established by the Compensation and Personnel Committee. The Committee believes that Mr. Disotell's compensation is appropriate based on the Corporation's overall performance.

       For the year ended June 30, 1999, the base salary of Steven R. Erickson, Executive Vice President of the Bank was $70,000. In addition he received $35,010 in bonuses for the fiscal year ended June 30, 1999. He was also credited with $9,345 in compensation relating to his 401(k) and ESOP accounts. Mr. Erickson's performance bonus reflected the attainment of the specific performance criteria for the 1998 fiscal year established by the Compensation and Personnel Committee. The Committee believes that Mr. Erickson's compensation is appropriate based on the Corporation's overall performance.

       For the year ended June 30, 1999, the base salary of James J. Palm, Executive Vice President of the Bank was $66,750. In addition he received $152,291 in bonuses for the fiscal year ended June 30, 1999. He was also credited with $13,485 in compensation relating to his 401(k) and ESOP accounts. Mr. Palm's performance bonus reflected the attainment of the specific performance criteria for the 1998 and 1999 fiscal years established by the Compensation and Personnel Committee. The Committee believes that Mr. Palm's compensation is appropriate based on the Corporation's overall performance.

                      Compensation and Personnel Committee

                      David W. Duce (Chairman)
                      Janice Halladay
                      Dwayne Lane
                      Paull H. Shin

Performance Graph

       The following graph compares the Corporation's cumulative stockholder return on its Common Stock with the return on the Nasdaq (U.S. Stock) Index and a peer group of the Nasdaq's Financial Index. Total return assumes the reinvestment of all dividends.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL*


[Graph Appears Here]


                     6/30/94  6/30/95   6/30/96   6/30/97   6/30/98   6/30/99
                     -------  -------   -------   -------   -------   -------
Cascade Financial
 Corporation         $100.00  $139.80   $161.90   $186.32   $232.90   $281.08
Nasdaq (U.S. Stock)
 Index                100.00   133.48    171.38    208.43    274.43    392.16
Nasdaq Financial
 Index                100.00   114.34    148.88    218.04    283.53    285.47

* Assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on June 30, 1994, and that all dividends were reinvested.

------------------------------------------------------------------------------
              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

       Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors, and persons who own more than 10% of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of such forms it has received and written representations provided to the Corporation by the above referenced persons, the Corporation believes that all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with during the fiscal year ended June 30, 1999, except for several directors who recently indicated to the Corporation that they may have transactions that were not timely reported. The directors are reviewing their transaction records and may be required to file late or amended reports with the SEC.

------------------------------------------------------------------------------
                      TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

       As required by federal regulations, all loans or extensions by the Bank of credit to executive officers and directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except for loans made pursuant to programs generally available to all employees) and do not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made by the Bank to a director or executive officer in an amount that, when aggregated with the amount of all other loans by the Bank to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) are subject to approval in advance by a majority of the disinterested members of the Board of Directors.

------------------------------------------------------------------------------
              PROPOSAL II -- INCREASE IN SHARES RESERVED FOR ISSUANCE
                          UNDER 1997 STOCK OPTION PLAN
------------------------------------------------------------------------------

       As originally adopted, the 1997 Stock Option Plan provided for the issuance of options to purchase up to 179,688 shares of Common Stock. To date, options to purchase a total of 115,587 shares have been granted net of forfeitures, of which none have been exercised. There are 64,101 options that remain to be granted under the Plan.

       At the Meeting, stockholders are being asked to consider and vote on an amendment to the Plan that would authorize the grant of options to purchase a total of 250,000 additional shares of Common Stock. The Board of Directors is proposing this amendment because it believes that stock options have been, and will continue to be, an important tool when negotiating mergers and acquisitions of other corporations, and to a lesser extent retaining and attracting management personnel. Moreover, the exercise of stock options is beneficial to the Corporation because it provides additional capital to the Corporation at no cost. Any options granted before stockholder approval of the increase in the number of shares of Common Stock under the Option Plan are contingent upon such approval.

       Under certain circumstances, it is possible for stock options to have a dilutive effect. Stock options under the Plan are issued at no less than fair market value at the time they are granted. If the book value per share is or becomes significantly higher than the exercise price, then the exercise of such stock options may have an effect on the book value per share. It is unlikely, however, that such effect would be significant.

       The following description is a summary of the Plan prior to adoption of the foregoing amendments by the Board of Directors of the Corporation.

       General. On March 18, 1997, the Board of Directors adopted the Plan which was approved and ratified by stockholders at the 1997 Special Meeting of Stockholders. Pursuant to the Plan, up to 179,688 shares of the Corporation's Common Stock were reserved for future issuance by the Corporation pursuant to the exercise of stock options under the Plan, which may be granted to officers, employees and non-employee directors.

       Shares to be issued under the Plan may be either treasury shares or authorized but unissued shares. Any shares subject to an award that expires or is terminated unexercised will again be available for issuance under the Plan. No award or any right or interest therein is assignable or transferable except by will or the laws of descent and distribution.

       Administration of the Plan. The Plan is administered by a committee of the Corporation's Board ("Committee"). The Committee determines who will be granted options and has the authority and discretion to determine when options will be granted and the number of options to be granted. In making such determination, the Committee will consider those non-employee directors, officers and employees who are expected to make significant contributions to the long-term success of the Corporation and the Bank. With respect to awards to officers and employees, the Committee also determines which options are intended to qualify for special treatment under the Internal Revenue Code ("Incentive Stock Options") ("Code") or to be issued as options which are not intended to so qualify ("Non-Qualified Stock Options"). The Plan provides that all options granted to non-employee directors are Non-Qualified Stock Options.

       Option Price. The exercise price of Non-Qualified Stock Options and Incentive Stock Options may not be less than 100% of the fair market value of the shares of the Common Stock on the date of grant. Any Incentive Stock Option granted to a person owning more than 10% of the outstanding Common Stock must have an exercise price of at least 110% of fair market value on the date of grant. The maximum aggregate fair market value (determined as of the date of grant) of the shares to which Incentive Stock Options held by an individual become exercisable for the first time during any calendar year may not exceed $100,000.

       Nonqualified Stock Options. Under the terms of the Plan, nonqualified stock options not exercised within 120 months from the effective date of the Plan will expire. Such options may be granted but are not exercisableuntil the Plan has been ratified by stockholders.

       An option holder who is granted a Non-Qualified Stock Option under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An option holder will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of the Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the option holder will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the option holder shall have made a timely election under Section 83 of the Code to include in his or her income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an option holder by reason of the exercise of a Non-Qualified Stock Option granted under the Plan is subject to withholding by the Corporation and the Corporation is entitled to a deduction in an amount equal to the income so realized by an option holder.

       Provided that the option holder satisfies certain holding period requirements provided by the Code, an employee will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a Non-Qualified Stock Option are disposed of more than one year after (i) the shares are transferred to the employee or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83 of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

       Incentive Stock Options. An Incentive Stock Option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and the Corporation will not be entitled to a deduction, on either the grant or the exercise of an Incentive Stock Option. If the Incentive Stock Option holder does not dispose of the shares acquired within two years after the date the Incentive Stock Option was granted to him or her or within one year after the transfer of the shares to him or her, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Corporation will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

       If an Incentive Stock Option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the Incentive Stock Option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the Incentive Stock Option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of the Corporation's Common Stock on the date of exercise over the exercise price.

       An Incentive Stock Option holder generally will recognize long-term capital gains or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the Incentive Stock Option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the Incentive Stock Option holder as the result of the Disqualifying Disposition.

       The Corporation will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the Incentive Stock Option holder.

       Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the Incentive Stock Option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons."

       Alternative Minimum Tax. For purposes of computing the alternative minimum tax with respect to shares acquired pursuant to the exercise of Incentive Stock Options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be an item of tax preference in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount of the tax preference taken into account in the year the Risk of Forfeiture ceased will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income.

       Termination of the Plan. The right to grant options under the Plan will terminate upon the earlier of ten years after the date on which the Plan is approved by stockholders, the issuance of the Common Stock or exercise of nonqualified stock options equal to the maximum number of shares of Common Stock reserved for issuance under the Plan.

       In light of the foregoing, the Board of Directors recommends that stockholders approve the amendment to the Plan as described under this Proposal II. The proposal must be approved by the affirmative vote of a majority of the outstanding shares of the Corporation's Common Stock present
in person or by proxy at the Meeting and entitled to vote.   THE BOARD OF
DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE "FOR" THE APPROVAL OF THE INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER THE 1997 STOCK OPTION PLAN.

------------------------------------------------------------------------------
                                AUDITORS
------------------------------------------------------------------------------

       The Board of Directors has appointed KPMG, LLP, independent public accountants, to serve as the Corporation's auditors for the fiscal year ending June 30, 2000. A representative of KPMG, LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

------------------------------------------------------------------------------
                              OTHER MATTERS
------------------------------------------------------------------------------

       The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

------------------------------------------------------------------------------
                          STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

       In order to be eligible for inclusion in the Corporation's proxy materials for the 2000 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices at 2828 Colby Avenue, Everett, Washington 98201 no later than May 26, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

       The Corporation's Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to stockholders. Based on the date of the 1999 Annual Meeting, the Corporation anticipates that, in order to be timely, shareholder nominations or proposals intended to be made at the 2000 Annual Meeting must be made by September 23, 2000. As specified in the Certificate of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice. The notice with respect to business proposals to be brought before the Annual Meeting must state the stockholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the stockholder in the proposal.

------------------------------------------------------------------------------
                            MISCELLANEOUS
------------------------------------------------------------------------------

       The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Corporation's Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation and Bank may solicit proxies personally, by telegraph or telephone without additional compensation.

       The Corporation's Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on August 27, 1999. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

       A copy of the Form 10-K as filed with the SEC will be furnished without charge to stockholders of record as of August 27, 1999 upon written request to Russell E. Rosendal, Secretary, Cascade Financial Corporation, 2828 Colby Avenue, Everett, Washington 98201. Reports, proxy statements and other information filed by the Corporation are also available on the Internet at the SEC's World Wide Web site at http://www.sec.gov.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/Russell E. Rosendal

                                RUSSELL E. ROSENDAL
                                Secretary

Everett, Washington
September 22, 1999

                            REVOCABLE PROXY
                     CASCADE FINANCIAL CORPORATION

------------------------------------------------------------------------------
                    ANNUAL MEETING OF STOCKHOLDERS
                            October 23, 1999
------------------------------------------------------------------------------

       The undersigned hereby appoints the official proxy committee consisting of all of the members of the Board of Directors of Cascade Financial Corporation ("Corporation"), Everett, Washington, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Corporation's main office located at 2828 Colby Avenue, Everett, Washington, on Saturday, October 23, 1999, at 10:00 a.m., and at any and all adjournments thereof, as follows:

                                                   FOR    VOTE WITHHELD
                                                   ---    -------------

1.     The election as directors of all            [  ]        [  ]
       nominees listed below
       (except as marked to the contrary below).

       Frank M. McCord
       C. Fredrick Safstrom
       David W. Duce
       David O'Connor

       INSTRUCTION:  To withhold your vote for
       any individual nominee, write the
       nominee's name on the line below.

       ----------------------------------------

       ----------------------------------------

       ----------------------------------------

       ----------------------------------------

                                                     FOR   AGAINST   ABSTAIN
                                                     ---   -------   ------
2.     A proposal to approve an increase             [  ]   [  ]      [  ]
       in the number of shares reserved
       for issuance under the Corporation's
       1997 Stock Option Plan.

3. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

------------------------------------------------------------------------------
This proxy will be voted as directed, but if no instructions are specified this proxy will be voted "for" the proposals stated. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting. This proxy also confers discretionary authority on the board of directors to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the annual meeting.
------------------------------------------------------------------------------

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


       Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from the Corporation prior to the execution of this Proxy, of the Notice of the Annual Meeting of Stockholders, a Proxy Statement dated September 22, 1999 and the 1999 Annual Report to Stockholders.

Dated:                     , 1999
       --------------------


-------------------------------           -----------------------------------
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER


-------------------------------           -----------------------------------
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, only one signature is required.

------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
------------------------------------------------------------------------------